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                                                                   EXHIBIT 1(e)

                             ARTICLES OF CORRECTION
                                       OF
                  NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.
                 (PURSUANT TO MINNESOTA STATUTES, SECTION 5.16)


                  In order to correct that Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Stock ("MuniPreferred(R)") of Nuveen Premium Income Municipal Fund 4, Inc., as filed with the Minnesota Secretary of State on June 1, 1993, and as corrected on June 3, 1993, the undersigned hereby makes the following statements:

                  1. The name of the person who signed and filed the instrument and the correction is James J. Wesolowski, Vice President and Secretary of Nuveen Premium Income Municipal Fund 4, Inc. (the "Fund"). These Articles of Correction are signed by such person or by a person authorized to sign on his behalf.

                  2. The instrument to be corrected is that Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Stock ("MuniPreferred(R)") of the Fund filed with the Minnesota Secretary of State on June 1, 1993 and corrected on June 3, 1993 (the "Statement").

                  3. The error to be corrected is the par value of the Preferred Stock, Series TH, to be created by the Statement.

                  4. The following portion of the Statement is hereby set forth in its corrected form as follows:

                  Appendix A, Section 1, Line 10 of the Statement shall read in its entirety as follows: "SERIES TH: A series of 1,000 shares of Preferred Stock, par value $.01 per share, liquidation preference"

Dated:   December 20, 1993

                              NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.


                              By:
                                 ------------------------------------------
                                  Larry W. Martin
                                  Vice President and Assistant Secretary